Exhibit 10.A

SWAP SETTLEMENT AGREEMENT

This Swap Settlement Agreement (the “Agreement”), dated effective as of August 16, 2004, is entered into by and among El Paso Corporation, a Delaware corporation (“El Paso”), El Paso Merchant Energy, L.P., a Delaware limited partnership (“EPME”), East Coast Power Holding Company L.L.C., a Delaware limited liability company (“ECPH”), and ECTMI Trutta Holdings LP, a Delaware limited partnership (“Trutta”). El Paso, EPME, ECPH and Trutta may be referred to herein individually as a “Party” and collectively as the “Parties.” El Paso and EPME may be referred to herein individually as an “El Paso Party” and collectively as the “El Paso Parties”. ECPH and Trutta may be referred to herein individually as an “Enron Party” and collectively as the “Enron Parties”.

RECITALS
WHEREAS, EPME and Mesquite Investors, L.L.C., a Delaware limited liability company (“Mesquite”), entered into two ISDA Master Agreements, two Schedules thereto, and two separate Confirmations (one set referred to by the Parties as the “ECPH Swap” and the other set referred to by the Parties as the “Trutta Swap”), each dated as of February 23, 2001 (collectively, the “Swap Agreements”);

WHEREAS, Mesquite, pursuant to an Assignment and Assumption Agreement dated February 23, 2001 (the “ECPH Assignment”), assigned to ECPH, and ECPH assumed, all of Mesquite’s rights and obligations under the ECPH Swap;

WHEREAS, Mesquite, pursuant to an Assignment and Assumption Agreement dated as of February 23, 2001 (the “Trutta Assignment”), assigned to Trutta, and Trutta assumed, all of Mesquite’s rights and obligations under the Trutta Swap;

WHEREAS, El Paso guaranteed (i) EPME’s obligations under the ECPH Swap pursuant to a Guaranty dated February 23, 2001 (the “ECPH Guaranty”), and (ii) EPME’s obligations under the Trutta Swap pursuant to a separate Guaranty dated February 23, 2001 (the “Trutta Guaranty”);

WHEREAS, the Parties have agreed to terminate the Swap Agreements, the ECPH Guaranty and the Trutta Guaranty on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    Notes. In consideration of (i) the termination of the ECPH Swap, the Trutta Swap, the ECPH Guaranty and the Trutta Guaranty, (ii) the mutual releases set forth herein, and (iii) the other provisions hereof, El Paso shall, concurrent with the execution and delivery of this Agreement (subject to the approval of the Court as set forth in paragraph 7 hereof), execute and deliver to (a) ECPH, a promissory note in the form of Exhibit A attached hereto, in the original principal amount of $117,524,163 (the “ECPH Note”), and (b) Trutta, a promissory note in the form of Exhibit B attached hereto, in the original principal amount of $95,828,992 (the “Trutta Note”). The ECPH Note and the Trutta Note are sometimes referred to herein as the “Notes”.

2.    Termination of Swap Agreements, ECPH Guaranty and Trutta Guaranty. Effective as of the date hereof, but subject to (i) the execution and delivery of the Notes and (ii) the approval of the Court as set forth in paragraph 7 hereof, each of the ECPH Swap, the Trutta Swap, the ECPH Guaranty and the Trutta Guaranty are terminated in their entirety and are of no further force or effect.

3.    Mutual Release. Effective as of the date hereof, but subject to (i) the execution and delivery of the Notes and (ii) the approval of the Court as set forth in paragraph 7 hereof, each Party hereto does fully, finally, completely, and absolutely RELEASE, ACQUIT, AND FOREVER DISCHARGE each of the other Parties hereto and each of their respective current and former officers, directors, shareholders, employees, agents, attorneys, parent companies, subsidiaries, affiliates, successors, assigns, and representatives, and all those at interest therewith, of and from any and all claims, demands, actions, remedies, causes of action, choses in action, debts, liabilities, contracts, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), expenses and losses of every kind or nature, whether arising by contract, tort or other theory, at this time known or unknown, accrued or unaccrued, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, or in equity, that either of them and all their representatives, successors, assigns, agents, employees, or representatives, and all those at interest therewith, ever had, now has, or hereafter can, shall or may have, for, upon or by reason or arising out of or related to the Swap Agreements, the ECPH Assignment, the Trutta Assignment, the ECPH Guaranty or the Trutta Guaranty; provided, however, that the foregoing shall not release any Party from its obligations under this Agreement or the Notes.

4.    El Paso’s Representations and Warranties. Subject only to the approval of the Court as set forth in paragraph 7 hereof El Paso hereby represents and warrants to the other Parties hereto as follows:

(a) El Paso is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite powers, licenses, consents, authorizations, and approvals required to carry on its business as currently conducted.

(b) El Paso has the corporate power and authority to execute and deliver this Agreement and the Notes, and to perform and consummate the transactions contemplated hereby. El Paso has taken all actions necessary to authorize the execution and delivery of this Agreement and the Notes, and the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby. This Agreement and the Notes have been duly authorized, executed, and delivered by, and are enforceable against, El Paso, except as the enforceability hereof and thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

(c) The execution and the delivery of this Agreement and the Notes by El Paso and the performance and consummation of the transactions contemplated hereby by El Paso will not (i) breach any law or order to which El Paso is subject or any provision of its organizational documents, (ii) breach any contract, order, or permit to which El Paso is a party or by which El Paso is bound or to which any of El Paso’s assets is subject, or (iii) require any consent or authorization from any third party.

(d) In connection with the transactions contemplated by this Agreement, El Paso has been represented by competent legal counsel and such transactions, as evidenced hereby, are the result of good faith, arms-length negotiations among the Parties hereto.

5.    EPME’s Representations and Warranties. Subject only to the approval of the Court as set forth in paragraph 7 hereof, EPME hereby represents and warrants to the other Parties hereto as follows:

(a) EPME is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite powers, licenses, consents, authorizations, and approvals required to carry on its business as currently conducted.

(b) EPME has the organizational power and authority to execute and deliver this Agreement, and to perform and consummate the transactions contemplated hereby. EPME has taken all actions necessary to authorize the execution and delivery of this Agreement, and the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, EPME, except as the enforceability hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

(c) The execution and the delivery of this Agreement by EPME and the performance and consummation of the transactions contemplated hereby by EPME will not (i) breach any law or order to which EPME is subject or any provision of its organizational documents, (ii) breach any contract, order, or permit to which EPME is a party or by which EPME is bound or to which any of EPME’s assets is subject, or (iii) require any consent or authorization from any third party.

(d) In connection with the transactions contemplated by this Agreement, EPME has been represented by competent legal counsel and such transactions, as evidenced hereby, are the result of good faith, arms-length negotiations among the Parties hereto.

6.    Representations and Warranties of the Enron Parties. Subject only to the approval of the Court as set forth in paragraph 7 hereof, the Enron Parties hereby severally represent and warrant to the other Parties hereto as follows:

(a) Each Enron Party is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite powers, licenses, consents, authorizations, and approvals required to carry on its business as currently conducted.

(b) Each Enron Party has the organizational power and authority to execute and deliver this Agreement, and to perform and consummate the transactions contemplated hereby. Each Enron Party has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, including obtaining Bankruptcy Court Approval. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against each Enron Party.

(c) The execution and the delivery of this Agreement by each Enron Party and the performance and consummation of the transactions contemplated hereby by each Enron Party will not (i) breach any law or order to which any Enron Party is subject or any provision of any Enron Party’s organizational documents, (ii) breach any contract, order, or permit to which any Enron Party is a party or by which any Enron Party is bound or to which any Enron Party’s assets is subject, or (iii) except for Bankruptcy Court Approval, require any consent or authorization from any third party.

(d) In connection with the transactions contemplated by this Agreement, each of the Enron Parties has been represented by competent legal counsel and such transactions, as evidenced hereby, are the result of good faith, arms-length negotiations among the Parties hereto.

(e) Each Enron Party (i) understands that the Notes are not and will not be registered under the Securities Act of 1933 (the “Securities Act”), or under any state securities laws, are being offered and sold in reliance upon certain federal and state exemptions, and may not be sold or transferred by the holder of such Note in the absence of an effective registration statement under the Securities Act, the availability of an exemption from registration thereunder as reasonably determined by El Paso, or as otherwise expressly provided for herein, (ii) is sophisticated with knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of investment in the Notes, (iii) is able to bear the economic risk and lack of liquidity inherent in holding the Notes, (iv) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, and (v) acknowledges and understands, in light of the pending restatement of El Paso’s financial statements, that it cannot rely on El Paso’s previously filed periodic reports; has had access to and reviewed El Paso’s other filings with the Securities and Exchange Commission; has had the opportunity to ask questions of El Paso and obtain additional information as desired to evaluate the merits and risks inherent in holding the Notes and all such questions have been answered to each Enron Party’s full satisfaction and has received (or been provided access to) all requested additional information concerning its investment in the Notes; and does not desire any further information or data concerning El Paso.

(f) Trutta is acquiring the Trutta Note for its own account and not with a view to the sale or distribution thereof within the meanings of the Securities Act.

7. Bankruptcy Court Approval. Notwithstanding anything to the contrary herein, it is a condition precedent to the effectiveness of this Agreement and the Notes, that this Agreement and the Notes shall have been approved by the United States Bankruptcy Court of the Southern District of New York (“Court”), pursuant to the entry of a final, non-appealable order by the Court in the matter of In re: Enron Corp., et al., Case No. 01-16034, in a form acceptable to the Parties (“Order”), and such Order has not been stayed, amended, vacated, reversed or rescinded, and from which no appeal may be taken or for which the time to appeal has expired.

8.	Sale or Transfer of the Notes.

(a) If either Enron Party desires to sell or transfer (a “Transfer”) either of the Notes, such Enron Party shall notify El Paso in writing of the proposed Transfer, including the identity of the proposed transferee (a “Transferee”) and the nature of the transaction, and prior to any such Transfer, deliver to El Paso, at such Enron Party’s sole expense such evidence (including an opinion of counsel) as El Paso may reasonably request in order to evaluate such proposed Transfer’s compliance with any applicable securities laws, including the Securities Act.

(b) Solely in connection with a Transfer of the ECPH Note, upon request of ECPH, the original ECPH Note shall be cancelled and El Paso shall issue two (but not more than two) new notes in an aggregate principal amount equal to the principal amount of the original ECPH Note. One of the new notes shall be issued to CalPERS, subject to CalPERS execution and delivery of a certificate in the form attached hereto as Exhibit C (the “CalPERS Certificate”), and any remaining balance under the original ECPH Note shall be issued to ECPH under the other new note. The Note issued to CalPERS shall be in the form attached hereto as Exhibit D (the “CalPERS Note”). The CalPERS Note shall be transferable, in whole but not in part, by CalPERS either (i) as provided in paragraph 8(a) hereof or (ii) in the United States to a person that CalPERS or a Transferee reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, provided that prior to such Transfer such Transferee shall deliver to El Paso a certificate in substantially the form of the CalPERS Certificate. Upon satisfaction of such requirements, El Paso shall deliver a new note in the aggregate principal amount of the CalPERS Note to the Transferee.

(c) The ECPH Note (except as expressly provided for in paragraph 8(b) hereof), the Trutta Note, and any subsequent notes (other than the CalPERS Note) issued in exchange for such notes shall be transferable in whole, but not in part, subject to any applicable restrictions on transfer set forth in paragraph 8(a) hereof. The CalPERS Note, and any subsequent notes issued in exchange for such note, shall be transferable in whole, but not in part, subject to any applicable restrictions on transfer set forth in paragraph 8(b) hereof.

9. Miscellaneous.

(a)    Entire Agreement. This Agreement, together with the Notes and the Exhibits hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof including, without limitation, the Swap Agreements.

(b)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and assigns. This Agreement may not be assigned by any of the Parties, and any attempted assignment shall be void ab initio.

(c)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)    Governing Law. This Agreement and the performance of the obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of New York.

(f)    Notices. All notices, requests, and other communications hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid, or overnight express mail, and addressed to the intended recipient as set forth below:

If to any of the El Paso Parties:

El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Attn:   John J. Hopper
Tel:     (713) 420-2600
F ax:   (713) 420-2708

If to any of the Enron Parties:

Enron North America Corp.
Four Houston Center
1221 Lamar, Suite 1600
Houston, Texas 77010
Attn: Charles Ward
Tel:    (713) 345-8957
Fax:   (713) 646-3253

Any Party may send any notice, request, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)    Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

(h)    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, provided that any provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction will not affect the enforceability of the remaining terms and provisions hereof or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)    Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Houston, Texas in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each Party also agrees not to bring any action arising out of or relating to this Agreement in any other court.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

EL PASO CORPORATION

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasury

EL PASO MERCHANT ENERGY, L.P.

By:	/s/ D. Mark Leland
Name:	D. Mark Leland
Title:	Executive Vice President and Chief Financial Officer

EAST COAST POWER HOLDING COMPANY L.L.C.

By:	Joint Energy Development Investments II, Limited Partnership, its sole member

	By:	Enron Capital Management II Limited Partnership, its general partner

		By:	Enron Capital II Corp., its general partner

By:	/s/ Joseph M. Deffner
Name:	Joseph M. Deffner
Title:	President and Chief Financial Officer

ECTMI TRUTTA HOLDINGS LP

By:	Brook I LLC, its general partner

By:	/s/ Joseph M. Deffner
Name:	Joseph M. Deffner
Title:	President and Chief Financial Officer